Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2021 RESULTS
AND RAISES FULL-YEAR 2021 REVENUE GUIDANCE
SECOND-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 17.6%
•SAME-UNIT REVENUE UP 10.5%
•EPS DOWN 59%; ADJUSTED EPS UP 28.2%
FIRST-HALF HIGHLIGHTS:
•TOTAL REVENUE UP 12.6%
•SAME-UNIT REVENUE UP 6.8%
•EPS UP 4%; ADJUSTED EPS UP 36.2%

CLEVELAND (July 29, 2021) – CBIZ, Inc. (NYSE: CBZ) (the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the second quarter ended June 30, 2021.

For the 2021 second quarter, CBIZ recorded revenue of $278.6 million, an increase of $41.7 million, or 17.6%, compared with the $236.9 million reported for the same period in 2020. Acquired operations, net of divestitures, contributed $16.9 million, or 7.1%, to second-quarter 2021 revenue growth. Same-unit revenue increased by $24.8 million, or 10.5%, for the quarter, compared with the same period a year ago. Income from continuing operations was $8.6 million, or $0.16 per diluted share, in the 2021 second quarter, compared with $21.5 million, or $0.39 per diluted share, for the same period a year ago. Income from continuing operations was impacted by two non-recurring items related to a settlement agreement and a divestiture.

As previously announced on June 30, 2021, the Company reached a settlement agreement with the University of Pittsburgh Medical Center (“UPMC”) related to claims arising from a lawsuit filed in connection with actuarial services provided by a former employee in 2013. Net of insurance proceeds, the pretax charge related to this settlement in the second quarter was $30.5 million. In addition, on June 1, 2021, the

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Company divested a small, non-core wholesale insurance business and recorded a pretax gain of $6.4 million on the sale. Eliminating the impact of these non-recurring items, Adjusted EPS increased by 28.2% to $0.50, compared with $0.39 reported a year ago. Adjusted EBITDA for the second quarter increased by 19.5% to $42.9 million, compared with $35.9 million for the same period in 2020.

For the first-half ended June 30, 2021, CBIZ recorded revenue of $579.4 million, an increase of $65.0 million, or 12.6%, over the $514.4 million recorded for the same period in 2020. Acquisitions, net of divestitures, contributed $30.2 million, or 5.9%, to revenue growth in the six months ended June 30, 2021. Same-unit revenue increased by $34.8 million, or 6.8%, compared with the same period a year ago. Income from continuing operations was $58.8 million, or $1.09 per diluted share, for the six months ended June 30, 2021, compared with $58.3 million, or $1.05 per diluted share, for the same period a year ago. For the first half of 2021, Adjusted EPS was $1.43 per diluted share. Adjusted EBITDA was $116.2 million, compared with $92.9 million in 2020.

Reconciliation tables for Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables of this release.

During the first half of 2021, the Company repurchased a total of 2.0 million shares of its common stock. The balance outstanding on the Company’s unsecured credit facility on June 30, 2021, was $163.3 million with $233.4 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “I am pleased to report another quarter of exceptional results for CBIZ.”

“Since the onset of the pandemic, we have focused our efforts on protecting our team, supporting our clients and continuing to invest in the growth of the business. The results that we have achieved through the first six months of this year reflect those efforts and investments. Given the growth we are seeing across virtually every service line combined with our successful acquisition activity, we are increasing our revenue guidance for the full year 2021 to 10% to 12% growth, up from our previous guidance of an 8% to 10% increase, Grisko, said.”

“We are particularly pleased to have successfully completed four acquisitions this year, including three in the second quarter. On June 3rd, we announced our most recent acquisition of Optumas, a leading provider of actuarial and consulting services to state governments related to the administration of their Medicaid programs. Optumas is a complement to our government health care consulting business and will allow us to offer more comprehensive solutions to our clients. Together, the acquisitions that we have completed so far this year are expected to generate approximately $42 million in annualized revenue. Acquisitions remain a critical component of our overall strategy and our pipeline of potential opportunities is as strong as ever,” concluded Grisko.

2021 Outlook
•The Company increased its revenue growth expectations to within a range of 10% to 12% over the prior year, up from 8% to 10%.
•Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

•The Company expects a weighted average fully diluted share count of approximately 54.0 million shares.
•On a GAAP basis, the Company expects full-year fully diluted earnings per share within a range of $1.25 to $1.29. The Company expects Adjusted Diluted EPS to grow within a range of 12% to 15% over the $1.42 reported for 2020. A schedule reconciling GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS is attached.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at https://dpregister.com/sreg/10158739/eb33b7ec50 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), July 29, through 5:00 p.m. (ET), August 6, 2021. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10158739.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 31 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except percentages and per share data)

	Three Months Ended June 30,
	2021	%	2020	%
Revenue	$278,648	100.0%	$236,943	100.0%
Operating expenses (1)	236,934	85.0	209,016	88.2
Gross margin	41,714	15.0	27,927	11.8
Corporate general and administrative expenses (1)	13,816	5.0	11,160	4.7
Legal settlement, net	30,468	10.9	—	—
Operating (loss) income	(2,570)	(0.9)	16,767	7.1
Other income (expense):
Interest expense	(959)	(0.3)	(2,074)	(0.9)
Gain on sale of operations, net	6,385	2.3	57	—
Other income, net (1) (2)	8,373	3.0	13,336	5.6
Total other (expense) income, net	13,799	5.0	11,319	4.7
Income from continuing operations before income tax expense	11,229	4.1	28,086	11.8
Income tax expense	2,616		6,607
Income from continuing operations	8,613	3.1	21,479	9.1
Loss from operations of discontinued businesses, net of tax	(6)		(11)
Net Income	$8,607	3.1%	$21,468	9.1%

Diluted income per share:
Continuing operations	$0.16		$0.39
Discontinued operations	—		—
Net income	$0.16		$0.39

Diluted weighted average common shares outstanding	53,769		55,116
Other data from continuing operations:
Adjusted EBITDA (3)	$42,895		$35,890
Adjusted EPS (3)	$0.50		$0.39

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income,net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended June 30, 2021, and 2020 are:

	Three Months Ended June 30,
	2021	% of Revenue	2020	% of Revenue
Operating expenses	$6,761	2.4%	$12,232	5.2%
Corporate general and administrative expenses	$850	0.3%	$1,474	0.6%
Other income (expense), net	$7,611	2.7%	$13,706	5.8%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended June 30, 2021, and 2020 are:

	Three Months Ended June 30,
	2021				2020
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$41,714	$6,761	$48,475	17.4%	$27,927	$12,232	$40,159	16.9%
Operating (loss) income	$(2,570)	$7,611	$5,041	1.8%	$16,767	$13,706	$30,473	12.9%
Other income, net	$8,373	$(7,611)	$762	0.3%	$13,336	$(13,706)	$(370)	(0.2)%
Income from continuing operations before income tax expense	$11,229	$—	$11,229	4.0%	$28,086	$—	$28,086	11.9%

(2)Included in "Other income, net" for the three months ended June 30, 2021, and 2020, is expense of $0.1 million and $0.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(In thousands, except percentages and per share data)

	Six Months Ended June 30,
	2021	%	2020	%
Revenue	$579,378	100.0%	$514,398	100.0%
Operating expenses (1)	460,905	79.6	408,843	79.5
Gross margin	118,473	20.4	105,555	20.5
Corporate general and administrative expenses (1)	28,299	4.9	21,649	4.2
Legal settlement, net	30,468	5.3	—	—
Operating income	59,706	10.2	83,906	16.3
Other income:
Interest expense	(1,836)	(0.3)	(3,193)	(0.6)
Gain on sale of operations, net	6,385	1.1	152	—
Other income (expense), net (1) (2)	13,162	2.3	(2,464)	(0.5)
Total other expense, net	17,711	3.1	(5,505)	(1.1)
Income from continuing operations before income tax benefit	77,417	13.3	78,401	15.2
Income tax expense	18,588		20,060
Income from continuing operations	58,829	10.2	58,341	11.3
Loss from operations of discontinued businesses, net of tax	(13)		(25)
Net income	$58,816	10.2%	$58,316	11.3%

Diluted income per share:
Continuing operations	$1.09		$1.05
Discontinued operations	—		—
Net income	$1.09		$1.05

Diluted weighted average common shares outstanding	54,109		55,515
Other data from continuing operations:
Adjusted EBITDA (3)	$116,212		$92,933
Adjusted EPS (3)	$1.43		$1.05

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

Income and expenses related to the deferred compensation plan for the six months ended June 30, 2021, and 2020 are:

	Six Months Ended June 30,
	2021	% of Revenue	2020	% of Revenue
Operating expenses	$11,377	2.0%	$(2,568)	(0.5)%
Corporate general and administrative expenses	$1,346	0.2%	$(330)	(0.1)%
Other income (expense), net	$12,723	2.2%	$(2,898)	(0.6)%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the six months ended June 30, 2021, and 2020 are:

	Six Months Ended June 30,
	2021				2020
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$118,473	$11,377	$129,850	22.4%	$105,555	$(2,568)	$102,987	20.0%
Operating income	$59,706	$12,723	$72,429	12.5%	$83,906	$(2,898)	$81,008	15.7%
Other income (expense), net	$13,162	$(12,723)	$439	0.1%	$(2,464)	$2,898	$434	0.1%
Income from continuing operations before income tax expense	$77,417	$—	$77,417	13.4%	$78,401	$—	$78,401	15.2%

(2)Included in "Other income (expense), net" for the six months ended June 30, 2021, and 2020, is expense of $0.8 million and income of $0.2 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Financial Services	$186,589	$154,083	$390,738	$342,860
Benefits and Insurance Services	82,620	73,940	169,859	153,552
National Practices	9,439	8,920	18,781	17,986
Total	$278,648	$236,943	$579,378	$514,398

Gross Margin
Financial Services	$35,669	$26,666	$98,072	$76,845
Benefits and Insurance Services	14,844	12,657	35,150	27,046
National Practices	952	930	1,753	1,713
Operating expenses - unallocated (1):
Other expense	(2,990)	(94)	(5,125)	(2,617)
Deferred compensation	(6,761)	(12,232)	(11,377)	2,568
Total	$41,714	$27,927	$118,473	$105,555

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT CASH FLOW DATA
(In thousands)

	Six Months Ended June 30,
	2021	2020
Net income	$58,816	$58,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,876	11,491
Gain on sale of operations, net	(6,385)	(152)
Bad debt expense, net of recoveries	265	3,234
Adjustments to contingent earnout liability, net	753	(155)
Stock-based compensation expense	5,454	4,280
Other noncash adjustments	1,514	(160)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	73,293	76,854
Changes in assets and liabilities, net of acquisitions and divestitures	(6,986)	(21,286)
Operating cash flows provided by continuing operations	66,307	55,568
Operating cash used in discontinued operations	(13)	(45)
Net cash provided by operating activities	66,294	55,523
Net cash (used in) provided by investing activities	(40,137)	12,807
Net cash used in financing activities	(42,582)	(70,560)
Net decrease in cash, cash equivalents and restricted cash	(16,425)	(2,230)
Cash, cash equivalents and restricted cash at beginning of year	$170,335	$146,505
Cash, cash equivalents and restricted cash at end of period	$153,910	$144,275

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$4,677	$9,620
Restricted cash	39,268	42,411
Cash equivalents included in funds held for clients	109,965	92,244
Total cash, cash equivalents and restricted cash	$153,910	$144,275

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS
(In thousands)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	4,677	4,652
Restricted cash	39,268	23,951
Accounts receivable, net	292,496	216,175
Current assets before funds held for clients	369,751	268,991
Funds held for clients	139,420	167,440
Goodwill and other intangible assets, net	807,939	756,750

Total assets	1,656,628	1,513,754

Current liabilities before client fund obligations	284,598	211,285
Client fund obligations	139,166	166,989
Total long-term debt	162,672	107,192

Total liabilities	944,296	811,134

Treasury stock	(661,772)	(595,297)

Total stockholders' equity	712,332	702,620

Debt to equity	22.8%	15.3%
Days sales outstanding (DSO) - continuing operations (1)	84	72

Shares outstanding	52,719	54,099
Basic weighted average common shares outstanding	53,119	54,288
Diluted weighted average common shares outstanding	54,109	55,359

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on June 30, 2020 was 87.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income from continuing operations	$8,613	$21,479	$58,829	$58,341
Interest expense	959	2,074	1,836	3,193
Income tax expense	2,616	6,607	18,588	20,060
Gain on sale of operations, net	(6,385)	(57)	(6,385)	(152)
Legal settlement, net	30,468	—	30,468	—
Depreciation	2,649	2,357	5,202	4,640
Amortization	3,975	3,430	7,674	6,851
Adjusted EBITDA	$42,895	$35,890	$116,212	$92,933

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.

CBIZ, INC.
GAAP RECONCILIATION
Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Income and EPS(1)
(In thousands)

	Three Months Ended June 30, 2021		Six Months Ended June 30, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$8,613	$0.16	$58,829	$1.09
Adjustments:
Gain on sale of operations, net	(6,385)	(0.12)	(6,385)	(0.12)
Legal settlement, net	30,468	0.56	30,468	0.56
Income tax effect related to adjustments	(5,608)	(0.10)	(5,782)	(0.10)
Adjusted income from continuing operations	$27,088	$0.50	$77,130	$1.43

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2021 EPS from Continuing Operations Guidance to Full Year 2021 Adjusted Diluted EPS
(In thousands)

	Full Year 2021 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$1.25	$1.29
Gain on sale of operations, net	(0.09)	(0.09)
Legal settlement, net	0.43	0.43
Adjusted Diluted EPS Guidance	$1.59	$1.63

Diluted EPS - Reported for 2020	$1.42	$1.42
Change in diluted EPS - GAAP	(12)%	(9)%
Change in diluted EPS - Adjusted Guidance	12%	15%

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz